FOR IMMEDIATE RELEASE

Contact:
         Patricia Sturms/Matthew Sherman
         Abernathy MacGregor Frank
         (212) 371-5999

             WHX CORPORATION COMPLETES ACQUISITION OF HANDY & HARMAN


                  New York -- April 13, 1998 -- WHX Corporation (NYSE: WHX) announced today that it has completed its acquisition of Handy & Harman (NYSE:
HNH), which has been merged with a wholly owned subsidiary of WHX. Each share of Handy & Harman common stock not owned by WHX or its subsidiaries has been converted into the right to receive $35.25 per share in cash.

                  WHX, indirectly through Wheeling-Pittsburgh Steel Corporation, operates the ninth largest domestic integrated steel business. Handy & Harman is a diversified industrial manufacturing company with operations in materials engineering and specialty manufacturing. Handy & Harman's products include electronic components, specialty fasteners, engineered materials, specialty wire and tubing and fabricated precious metals.

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